Exhibit 4

AMENDMENT NO. 1

to

RECAPITALIZATION AGREEMENT

by and among

SPIRIT AIRLINES, INC.,

POF SPIRIT FOREIGN HOLDINGS,

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

OCM SPIRIT HOLDINGS, LLC,

OCM SPIRIT HOLDINGS II, LLC,

OCM SPIRIT HOLDINGS III, LLC,

OCM SPIRIT HOLDINGS III-A, LLC,

INDIGO FLORIDA L.P.,

INDIGO MIRAMAR LLC,

INDIGO PARTNERS LLC,

JACOB SCHORR,

JULIANNE B. SCHORR,

THE DAVID B. SCHORR TRUST U/T/A DATED DECEMBER 31, 1977,

THE DINA L. SCHORR TRUST U/T/A DATED JULY 1, 1980,

THE ELLIOTT A. SCHORR TRUST U/T/A DATED DECEMBER 31, 1977,

THE RAPHAEL A. SCHORR TRUST U/T/A DATED DECEMBER 31, 1977,

TAURUS INVESTMENT PARTNERS LLC,

EDWARD HOMFELD,

HOMFELD II, LLC,

MARK KAHAN 2005 IRREVOCABLE TRUST F/B/O ELIYAHU MOSHE KAHAN

AND

MARK KAHAN

Dated as of May 25, 2011

AMENDMENT NO. 1

TO

RECAPITALIZATION AGREEMENT

THIS AMENDMENT NO. 1 to RECAPITALIZATION AGREEMENT (this “Amendment” or “Agreement”) is dated as of May 25, 2011, and is being entered into by and among Spirit Airlines, Inc., a Delaware corporation (the “Company”); the Indigo Equityholders and the Oaktree Equityholders for the purpose of implementing an amendment to that certain Recapitalization Agreement (the “Recapitalization Agreement”), dated as of September 17, 2010, by and among the Company, POF Spirit Foreign Holdings, LLC, a Delaware limited liability company (“POF Spirit”); OCM Spirit Holdings, LLC, a Delaware limited liability company (“Holdings”); OCM Spirit Holdings II, LLC, a Delaware limited liability company (“Holdings II”); OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (“POF II”); OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership (“POF III”); OCM Spirit Holdings III, LLC, a Delaware limited liability company (“Holdings III”); OCM Spirit Holdings III-A, LLC, a Delaware limited liability company (“Holdings III-A”); Indigo Florida L.P., a Cayman Islands exempt limited partnership, Indigo Miramar LLC, a Delaware limited liability company and Indigo Partners LLC, a Delaware limited liability company; Jacob Schorr, Julianne B. Schorr, The David B. Schorr Trust U/T/A dated December 31, 1977, The Dina L. Schorr Trust U/T/A dated July 1, 1980, The Elliott A. Schorr Trust U/T/A dated December 31, 1977, and The Raphael A. Schorr Trust U/T/A dated December 31, 1977 (collectively, the “Schorr Family”), Taurus Investment Partners LLC, an Alaskan limited liability company (“Taurus” and together with the Schorr Family the “Schorr Parties”), Edward Homfeld and Homfeld II, LLC (collectively, the “Homfeld Parties”), Mark Kahan 2005 Irrevocable Trust f/b/o Eliyahu Moshe Kahan and Mark Kahan.

All capitalized terms used but not defined herein shall have the meaning provided for in the Recapitalization Agreement.

RECITALS

WHEREAS, the Recapitalization, by the terms of Section 5.1 thereof, may be amended provided such amendment is approved in writing by the Company and the Requisite Equityholders, whereupon any such amendment approved by the Company and the Requisite Equityholders shall be binding on all Equityholders.

WHEREAS, the Requisite Equityholders and the Company have determined to amend the Recapitalization Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, hereby as follows.

SECTION 1

AMENDMENTS

Section 1.1 Amendment to Section 2.2. Notwithstanding the requirements of Section 2.2 of the Recapitalization Agreement, (a) the Termination Fee shall be $1,800,000, (b) although the Professional Services Agreement shall be terminated at the closing of the Initial Public Offering, the Termination Fee shall be payable on July 1, 2011 so long as the Initial Public Offering shall have been consummated on or prior to such date, and (c) such Termination Fee shall not be deducted to arrive at the Net Proceeds.

Section 1.2 Amendment to Section 2.4. Section 2.4 of the Recapitalization Agreement is amended to read as follows: “Following the payment of underwriters commissions, transaction expenses and the Individual Equityholders Fee, at the closing of an Initial Public Offering, the Company shall retain Net Proceeds equal to $150,000,000, or another amount as determined by the Board of Directors of the Company not to exceed $150,000,000 (the “Company Proceeds”), prior to the payment of the outstanding principal amount and accrued and unpaid interest on the Notes, redemption of any shares of Preferred Stock or, if applicable, payment of the Guarantee Fees.”

Section 1.3 Amendment to Section 2.5. Section 2.5 of the Recapitalization Agreement is amended as follows:

(a) The reference to “Twenty-five percent (25%) of Remaining Proceeds” in Section 2.5(a) shall be amended to be: “Thirty-five percent (35%) of Remaining Proceeds”.

(b) The reference to “Seventy-five percent (75%) of Remaining Proceeds” in Section 2.5(b) shall be amended to be: “Sixty- five percent (65%) of Remaining Proceeds”;.

Section 1.4 Amendment to Section 2.8. Section 2.8 of the Recapitalization Agreement is amended as follows: each reference to “$20,000,000” in Sections 2.8(a) and (b) shall be amended to “$25,600,000.”

Section 1.5 Initial Public Offering. The reference to $200,000,000 in the defined term “Initial Public Offering” shall be amended to “$175,000,000”.

Section 1.6 Goldman Obligations. The Goldman Obligations are deemed satisfied for purposes of Section 5.14 of the Recapitalization Agreement.

SECTION 2

MISCELLANEOUS

Section 2.1 Effect of Amendments; Full Force and Effect. Except as otherwise provided herein, the Recapitalization Agreement shall remain in full force and effect, and from and after the execution hereof, the Recapitalization Agreement and this Amendment shall be read together as one single agreement.

Section 2.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at to following addresses (or any other address that any such party may designate by written notice to the other parties):

If the Indigo Equityholders:

c/o Indigo Partners LLC

2525 E. Camelback Road

Suite 800

Phoenix, AZ 85016

Facsimile: (602) 224-1555

Attn: William A. Franke

If to the Oaktree Equityholders:

c/o Oaktree Capital Management, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90401

Facsimile: (213) 830-6394

Attn: Jordon L. Kruse

If to the Company:

Spirit Airlines, Inc.

2800 Executive Way

Miramar, FL 33025

Facsimile: (954) 447-7979

Attn: Chief Executive Officer

General Counsel

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attn: Anthony J. Richmond

If to any other Equityholder:

To the address set forth on the signature page hereto.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first Business Day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 2.3 Governing Law; Submission to Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE THIS AGREEMENT. EACH OF THE PARTIES HERE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 2.4 Waiver of Jury Trial, Punitive Damages, Etc. EACH PARTY HERETO HEREBY:

(a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, BEFORE OR AFTER MATURITY;

(b) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

(c) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

Section 2.5 Entire Agreement. This Amendment and the documents and exhibits referenced herein (including the Recapitalization Agreement) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Amendment supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 2.6 Assignment; Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that the Company may not delegate or assign any of its obligations hereunder, and any purported delegation or assignment shall be void, unless the Company has obtained the prior written consent of the Requisite Equityholders to such delegation or assignment, which consent the Requisite Equityholders may provide in their sole and absolute discretion. No Person, other than the parties hereto and their permitted successors and assigns, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

Section 2.7 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable). Any signature page delivered electronically or by facsimile (including without limitation transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

Section 2.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 2.9 Specific Performance. The parties hereto recognizes that money damages may be inadequate to compensate the other parties for a breach of its obligations hereunder, and the irrevocably agrees that the other parties shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the parties to this Agreement the benefits of this Agreement and that each party shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate the parties hereto.

Section 2.10 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SPIRIT AIRLINES, INC., a Delaware corporation

By:	/s/ Thomas C. Canfield
Name:	Thomas C. Canfield
Title:	SVP, General Counsel and Secretary

OCM SPIRIT HOLDINGS II, LLC

By:	Oaktree Capital Management, L.P.,
its managing member

	By:	/s/ Geoff Greulich
	Name:	Geoff Greulich
	Title:	Managing Director

	By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

OCM SPIRIT HOLDINGS III, LLC

By:	Oaktree Capital Management, L.P.,
its managing member

	By:	/s/ Geoff Greulich
	Name:	Geoff Greulich
	Title:	Managing Director

	By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

OCM SPIRIT HOLDINGS III-A, LLC

By:	Oaktree Capital Management, L.P.,
its managing member

	By:	/s/ Geoff Greulich
	Name:	Geoff Greulich
	Title:	Managing Director

	By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

2

OCM SPIRIT HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.,
its managing member

	By:	/s/ Geoff Greulich
	Name:	Geoff Greulich
	Title:	Managing Director

	By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

POF SPIRIT FOREIGN HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.,
its managing member

	By:	/s/ Geoff Greulich
	Name:	Geoff Greulich
	Title:	Managing Director

	By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ Geoff Greulich
Name:	Geoff Greulich
Title:	Authorized Signatory

By:	/s/ Cass Traub
Name:	Cass Traub
Title:	Authorized Signatory

3

OCM PRINCIPAL OPPORTUNITIES FUND
III, L.P.

By:	OCM Principal Opportunities Fund III GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ Geoff Greulich
Name:	Geoff Greulich
Title:	Authorized Signatory

By:	/s/ Cass Traub
Name:	Cass Traub
Title:	Authorized Signatory

4

INDIGO MIRAMAR LLC, a Delaware limited liability company

By:	INDIGO MANAGEMENT LLC, a Delaware limited liability company, its manager

By:	/s/ William A. Franke
Name: William A. Franke
Its: Manager

INDIGO FLORIDA, L.P., a Cayman Islands exempted limited partnership

By:	INDIGO PACIFIC PARTNERS L.P., a Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC MANAGEMENT LP, A Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC CAPITAL LLC, a Delaware limited liability company, its general partner

By:	INDIGO PACIFIC PARTNERS LLC, a Delaware limited liability company, its sole member

By:	/s/ William A. Franke
Name: William A. Franke
Its: Managing Member

5

INDIGO PARTNERS LLC

By:	/s/ William A. Franke
Name: William A. Franke
Its: President and Managing Partner